INDEPENDENT AUDITORS' CONSENT


Board of Directors
Go-Video, Inc.
Scottsdale, Arizona

We consent to the incorporation by reference in Registration Statements No. 33-18428 on Form S-8, No. 33-39859 on Form S-8, No. 33-49924 on Form S-8, No.
33-49926 on Form S-8, No.  333-52329  on Form S-8, No.  33-58720 on Form S-3 and
No. 333-15731 on Form S-2 of our report dated May 4, 1998 appearing in this Annual Report on Form 10-K of Go-Video, Inc. for the year ended March 31, 1998.



DELOITTE & TOUCHE LLP
Phoenix, AZ
June 25, 1998